EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 33-61091, 33-42211, 333-42338 and 333-124763 on Form S-8 and 333-115662 on Form S-3 of The Lubrizol Corporation of our reports dated February 28, 2006, relating to the financial statements and financial statement schedule of The Lubrizol Corporation and management’s report on the effectiveness of internal control over financial reporting, appearing in and incorporated by reference in this Annual Report on Form 10-K of The Lubrizol Corporation for the year ended December 31, 2005.
/s/ Deloitte & Touche LLP
Cleveland, Ohio
February 28, 2006

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